EXHIBIT 99

For Further Information Contact:
Robert E. Phaneuf
For Immediate Release	Vice President - Corporate Development
Thursday, October 13, 2005	(918) 592-0101

VINTAGE PETROLEUM ANNOUNCES AGREEMENT TO BE ACQUIRED BY

OCCIDENTAL PETROLEUM FOR APPROXIMATELY $3.8 BILLION

Tulsa, Oklahoma – Vintage Petroleum, Inc. (NYSE: VPI) announced today that it has entered into a merger agreement to be acquired by Occidental Petroleum Corporation (NYSE: OXY) for $20.00 cash per Vintage share, plus 0.42 of an Occidental share for each Vintage share. The total purchase consideration for Vintage’s approximately 68.3 million shares on a fully diluted basis, including debt assumption net of cash, is approximately $3.8 billion.

“Vintage’s mix of domestic and international assets is complementary to Occidental’s existing portfolio of domestic and international opportunities and enhances the competitive ability of the combined company,” said Charles C. Stephenson Jr., chairman and CEO. “In addition, the structure of this transaction allows Vintage shareholders to realize immediate and potentially continuing value through the blend of cash and stock,” added Mr. Stephenson.

The transaction is expected to close in the first quarter of 2006, subject to approval by Vintage’s shareholders, regulatory approvals and satisfaction of other customary conditions precedent to completion.

Credit Suisse First Boston LLC and Lehman Brothers Inc. were financial advisors and provided fairness opinions to Vintage’s board of directors.

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Additional Information and Where to Find it

Vintage will file a proxy statement, Oxy will file a Form S-4 and both companies will file other relevant documents concerning the proposed merger transaction with the Securities and Exchange Commission (SEC). Investors are urged to read the proxy statement and Form S-4 when they become available and any other relevant documents filed with the SEC because they will contain important information. You will be able to obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by Vintage free of charge by contacting William C. Barnes, Executive Vice President and Corporate Secretary, Vintage Petroleum, Inc., at 110 West Seventh Street, Tulsa, Oklahoma 74119. These documents will also be available online at www.vintagepetroleum.com.

Participants in Solicitation

Vintage, Oxy and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Vintage shareholders in connection with the merger. Information about the directors and executive officers of Vintage and their ownership of Vintage stock is set forth in the proxy statement for Vintage 2005 Annual Meeting of Shareholders. Information about the directors and executive officers of Oxy and their ownership of Oxy stock is set forth in the proxy statement for Oxy 2005 Annual Meeting of Shareholders. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement and Form S-4 for the merger when they become available.

Investors should read the proxy statement and Form S-4 carefully when they become available before making any voting or investment decisions.

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Forward-Looking Statements

This release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this release, other than statements of historical facts, which address the proposed acquisition of Vintage, and events or developments that the company expects or believes are forward-looking statements. Although Vintage believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees that the contemplated merger will occur and actual results or developments may differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those in forward-looking statements include a delay in or the failure to obtain required approvals and failure to satisfy conditions to closing, as well as other risk factors described from time to time in the company’s filings with the SEC. The company assumes no obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise except as required by law.

Vintage Petroleum, Inc. is an independent energy company engaged in the acquisition, exploitation and exploration of oil and gas properties and the marketing of natural gas and crude oil. Company headquarters are in Tulsa, Oklahoma, and its common shares are traded on the New York Stock Exchange under the symbol VPI. For additional information, visit the company website at www.vintagepetroleum.com.